EXHIBIT 99.1
[BANK OF NEW YORK LETTERHEAD]
BANK OF NEW YORK
Officer’s Certificate

March 22, 2007
MERRILL LYNCH DEPOSITOR, INC.
North Tower, 7th Floor
4 World Financial Center
New York, New York 10080
PREFERREDPLUS, PPLUS TRUST AND INDEXPLUS CERTIFICATE
The undersigned, David Ayerdis, the Vice President-Manager of The Bank of New York, a New York corporation (the “Trustee”), hereby certifies in such capacity that, based on his knowledge, the Trustee has complied, in all material respects, with all conditions and covenants applicable to the Trustee under the Standard Terms for Trust Agreements dated November 5, 2004 between Merrill Lynch Depositor, Inc. as depositor (the “Depositor”) and the Trustee, as trustee and securities intermediary (the “Securities Intermediary”), in each case as amended by a series supplement between the Depositor, the Trustee and the Securities Intermediary for each series of trust certificates listed in the attached schedule.

Very truly yours, BANK OF NEW YORK
By:	/s/ David Ayerdis
	Name:	David Ayerdis
	Title:	Vice President

SCHEDULE
PPLUS Trust Series GSC-3
PPLUS Trust Series LMG-4
PPLUS Trust Series GSC-4
PPLUS Trust Series RRD-1
PPLUS Trust Series LTD-1

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